SEALE and BEERS, CPAs
PCAOB REGISTERED AUDITORS
www.sealebeers.com

August 4, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated July 31, 2014 of Capstone Financial Group, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

Seale and Beers, CPAs
PCAOB Registered Auditors
50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107 Phone: (888)727-8251      Fax: (888)782-2351